Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of BlackRock, Inc. (the “Company”) for the annual period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Laurence D. Fink, as Chief Executive Officer of the Company, and Ann Marie Petach, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laurence D. Fink
Name:	Laurence D. Fink
Title:	Chairman & Chief Executive Officer
Date:	February 28, 2013

/s/ Ann Marie Petach
Name:	Ann Marie Petach
Title:	Senior Managing Director & Chief Financial Officer
Date:	February 28, 2013